Exhibit 5.1

Cira Centre 2929 Arch Street Philadelphia, PA 19104 – 2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

February 9, 2024

Nocturne Acquisition Corporation

P.O. Box 25739

Santa Ana, CA 92799

Re:	Registration Statement on Form S-4
File No. 333-273986

Dear Ladies and Gentlemen:

We have acted as counsel for Nocturne Acquisition Corporation, a Cayman Islands exempted company (the “Company”), in connection the filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-4, as amended (including the proxy statement/prospectus forming a part thereof) (the “Registration Statement”), of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), relating to the merger contemplated by the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of December 30, 2022, by and among the Company, Nocturne Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Cognos Therapeutics, Inc., a Delaware corporation (“Cognos”), as amended by that certain First Amendment to Agreement and Plan of Merger and Reorganization, dated as of September 29, 2023 (the “Amendment”). Pursuant to the Merger Agreement and immediately prior to the consummation of the Merger (as defined below), the Company will change its corporate structure and domicile by way of continuation from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

In connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under Part XII of the Companies Act (As Revised) of the Cayman Islands and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication (“Certificate of Domestication”) simultaneously with a certificate of incorporation (“Certificate of Incorporation”), in each case in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Domestication is expected to be effectuated immediately prior to the consummation of the Merger (the “Closing”) and is subject to the approval of the shareholders of the Company.

Nocturne Acquisition Corporation February 9, 2024 Page 2

The Registration Statement relates to, among other things: (a) the Domestication, (b) the merger of Merger Sub with and into Cognos (the “Merger”), with Cognos surviving the Merger as a wholly owned subsidiary of the Company (to be renamed Cognos Therapeutics Holdings, Inc., which we refer to herein as “Cognos Holdings”), (c) the conversion of the Company’s ordinary shares, rights and units into common stock, par value $0.0001 per share, of Cognos Holdings (“Cognos Holdings Common Stock”), subject to certain specifications as described in the Merger Agreement, and (d) the other transactions contemplated by the Registration Statement and the Merger Agreement and documents related thereto, in each case pursuant to the terms of the Merger Agreement and as more fully described in the Registration Statement.

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of the issuance of 13,646,587 shares of Cognos Holdings Common Stock, consisting of (i) the 11,848,320 shares of Cognos Holdings Common Stock issuable to the shareholders of the Company’s common stock prior to the Closing, including the 161,360 shares of Cognos Holdings Common Stock issuable to the holders of stock options of Cognos and the 48,080 shares of Cognos Holdings Common Stock issuable to the holders of warrants of Cognos, (ii) 1,150,000 shares of Cognos Holdings Common Stock issuable to the holders of public rights to receive one-tenth of one share of Cognos Holdings Common Stock, (iii) 46,500 shares of Cognos Holdings Common Stock issuable to the holders of private rights to receive one-tenth of one share of Cognos Holdings Common Stock and (iv) 601,767 shares of Cognos Holdings Common Stock issuable in connection with the conversion of certain of the Company’s related party advances and promissory notes (collectively, the “Securities”).

This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the Securities.

We are members of the bar of the Commonwealth of Pennsylvania. This opinion is limited to the DGCL, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. We express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Securities. The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof.

Nocturne Acquisition Corporation February 9, 2024 Page 3

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

(i) the Registration Statement;

(ii) a form of proposed Certificate of Incorporation of Cognos Holdings, to be filed with the Delaware Secretary of State;

(iii) a form of proposed Bylaws of Cognos Holdings, to be adopted by Cognos Holdings in connection with the Domestication;

(iv) a form of proposed Certificate of Domestication of Cognos Holdings, to be filed with the Delaware Secretary of State;

(v) the Merger Agreement;

(vi) a form of Investor Rights Agreement to be entered into by and between Cognos, the Company, the Sponsor and certain existing stockholders of Cognos, simultaneously with the Closing;

(vii) the resolutions of the board of directors of the Company, relating to, among other things, the issuance of the Securities subject to the Registration Statement (the “Cognos Holdings Resolutions”); and

(viii) the form of resolutions of the board of directors of Cognos Holdings (the “Cognos Holdings Board”), to be effective immediately after Closing, relating to, among other things, the issuance of the Securities subject to the Registration Statement.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors, employees and representatives of, and accountants for, the Company and we have assumed in this regard the truthfulness of such certifications and statements. We have not independently established the facts so relied on.

Nocturne Acquisition Corporation February 9, 2024 Page 4

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1.	Prior to effecting the Domestication: (i) the Registration Statement, as finally amended, will have become effective under the Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2.	The current draft of the Certificate of Incorporation of Cognos, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company or Cognos with the DE Secretary of State and that the Company or Cognos will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

3.	Each of the Company’s ordinary shares outstanding immediately prior to the effectiveness of the Domestication was duly authorized, validly issued, fully paid and non-assessable under the laws of the Cayman Islands and has been entered in the register of members (stockholders).

4.	The resolutions of the Cognos Holdings Board referenced in clause (vii) of the seventh paragraph of this opinion letter shall have been adopted.

Based upon the foregoing, we are of the opinion that the Securities, when issued in accordance with the Merger Agreement and pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP